Exhibit 99.1

Cryptyde’s Recent Acquisition of Forever 8 Offers A Solution to Inventory Capital

SAFETY HARBOR, Florida, November 15, 2022 – With Cryptyde’s (Nasdaq:TYDE) acquisition of Forever 8 Fund, LLC (“Forever 8”) now complete, the company intends to aggressively pursue the $5 trillion dollar e-commerce market1, approximately $600 billion2 of which represents Amazon Global and its third-party sellers, Forever 8’s primary sales channel.

Forever 8’s distinct business model provides an inventory purchasing solution for e-commerce sellers to effectively operate their business without the need to dedicate time and resources towards financing. Forever 8 creates a favorable environment for the seller to scale their business while mitigating the risk that a traditional factoring, merchant cash advance and a revenue-based financing program faces when engaging a potential client. Through utilization of a proprietary due diligence tool that assesses product category, sales history and margin, Forever 8 can generate seller specific pricing for each product SKU. Upon approval and on-boarding, Forever 8 purchases the existing inventory from the client, instantly freeing up capital for the client to focus on growth initiatives such as sales, marketing and product line expansion. Forever 8 then procures all future inventory directly from the supplier to elicit and help its client’s growth, thus delivering a long-term inventory capital solution for the client.

Founded by a group of industry veterans within the financial sector and technology space, Forever 8’s global team has grown revenue while maintaining a 96% customer retention rate since launch. Cryptyde has hired key employees from Forever 8 to assist senior management in the continued growth of the combined company.

Several key milestones have been reached by Forever 8:

1.	Over 1000 unique SKUs financed
2.	An excess of $32 million of funded sales
3.	Provided capital to over 30 brands
4.	Supported products across multiple categories, including, but not limited to, electronics, home goods and apparel

Brian McFadden, CEO of Cryptyde, said, “Forever 8 has proven to be a disruptor in traditional e-commerce financing by identifying and solving supply chain inefficiencies through innovative technology. By supporting Forever 8 with financial backing and product development led by our combined team of experts, we believe our offering will have a meaningful impact on the millions of potential clients unable to further grow their business due to capital constraints. Equally important, this model offers our clients a scalable end-to-end solution while lessening the capital risk normally seen with options offered by many of our competitors who leverage traditional credit-based financing.”

1 Source: https://www.channeladvisor.com/uk/resources/library-webinars/emarketer-analyst-report-global-ecommerce-forecast-2022/

2 Source: https://www.marketplacepulse.com/marketplaces-year-in-review-2021

Additionally, Cryptyde, Inc. announced financial results for the three and six months ended September 30, 2022. The financial statements are available in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the Securities and Exchange Commission on November 14, 2022.

About Cryptyde

Cryptyde, Inc. (Nasdaq: TYDE) is focused on leveraging blockchain technologies to disrupt consumer-facing industries. For additional information, please visit http://www.cryptyde.com/

About Forever 8

Forever 8 Fund, LLC, was founded to develop a unique way of funding inventory for e-commerce businesses. With a global presence, Forever 8 has approached its sector differently by developing a technology-driven capital solution focused on taking product risk directly. For additional information, please visit http://www.forever8.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking, including, but not limited to, the statements regarding the proposed acquisition of Forever 8 and its potential future performance. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the potential that the expected benefits of Cryptyde’s acquisition of Forever 8 are not achieved; achievement of the expected benefits of Cryptyde’s spin-off from Vinco Ventures, Inc.; tax treatment of the spin-off; market and other conditions; the risks that the ongoing COVID-19 pandemic may disrupt Cryptyde’s business more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce Cryptyde’s capital resources; Cryptyde’s inability to raise adequate capital to fund its business; Cryptyde’s inability to innovate and attract users for Cryptyde’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Cryptyde’s and Forever 8’s actual results to differ from those contained in the forward-looking statements, see Cryptyde’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in Cryptyde’s Registration Statement on Form 10, as amended, filed with the SEC on May 13, 2022, and Cryptyde’s Registration Statement on Form S-1, as amended, filed with the SEC on November 14, 2022. All information in this press release is as of the date of the release, and Cryptyde undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations
Richard Brown
617-819-1289
investors@cryptyde.com

Media Relations
Joe Gerace
917-757-5374
joe@dittopr.co